EXHIBIT 99.2
HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	Jan 31, 2014	Oct 31, 2013	Jan 31, 2013
Net revenue	$28,154	$29,131	$28,359

Costs and expenses:
Cost of sales	21,736	22,437	22,029
Research and development	811	729	794
Selling, general and administrative	3,210	3,351	3,300
Amortization of intangible assets	283	317	350
Restructuring charges	114	371	130
Acquisition-related charges	3	3	4
Total costs and expenses	26,157	27,208	26,607

Earnings from operations	1,997	1,923	1,752

Interest and other, net	(163)	(103)	(179)

Earnings before taxes	1,834	1,820	1,573

Provision for taxes	(409)	(406)	(341)

Net earnings	$1,425	$1,414	$1,232

Net earnings per share:
Basic	$0.75	$0.74	$0.63
Diluted	$0.74	$0.73	$0.63

Cash dividends declared per share	$0.29	$-	$0.26

Weighted-average shares used to compute net earnings per share:
Basic	1,907	1,918	1,953
Diluted	1,935	1,940	1,956

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2014	October 31, 2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$16,165	$12,163
Accounts receivable	13,492	15,876
Financing receivables	3,054	3,144
Inventory	6,004	6,046
Other current assets	11,969	13,135

Total current assets	50,684	50,364

Property, plant and equipment	11,259	11,463

Long-term financing receivables and other assets	9,131	9,556

Goodwill and intangible assets	33,951	34,293

Total assets	$105,025	$105,676

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$6,621	$5,979
Accounts payable	12,640	14,019
Employee compensation and benefits	3,171	4,436
Taxes on earnings	1,224	1,203
Deferred revenue	6,754	6,477
Other accrued liabilities	13,201	13,407

Total current liabilities	43,611	45,521

Long-term debt	17,971	16,608

Other liabilities	15,294	15,891

Stockholders' equity:
HP stockholders' equity	27,754	27,269
Non-controlling interests	395	387

Total stockholders' equity	28,149	27,656

Total liabilities and stockholders' equity	$105,025	$105,676

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2014	October 31, 2013	January 31, 2013
Net revenue:(a)

Personal Systems	$8,530	$8,604	$8,232
Printing	5,815	6,047	5,946
Total Printing and Personal Systems Group	14,345	14,651	14,178
Enterprise Group	6,993	7,575	6,948
Enterprise Services	5,595	5,918	6,038
Software	916	1,093	951
HP Financial Services	870	912	957
Corporate Investments	288	5	4
Total segments	29,007	30,154	29,076
Elimination of intersegment net revenue and other	(853)	(1,023)	(717)

Total HP consolidated net revenue	$28,154	$29,131	$28,359

Earnings before taxes:(a)

Personal Systems	$279	$265	$233
Printing	979	1,081	967
Total Printing and Personal Systems Group	1,258	1,346	1,200
Enterprise Group	1,006	1,092	1,070
Enterprise Services	57	255	76
Software	145	330	155
HP Financial Services	101	102	101
Corporate Investments	121	(86)	(73)
Total segment earnings from operations	2,688	3,039	2,529

Corporate and unallocated costs and eliminations	(121)	(323)	(109)
Unallocated costs related to stock-based compensation expense	(170)	(102)	(184)
Amortization of intangible assets	(283)	(317)	(350)
Restructuring charges	(114)	(371)	(130)
Acquisition-related charges	(3)	(3)	(4)
Interest and other, net	(163)	(103)	(179)

Total HP consolidated earnings before taxes	$1,834	$1,820	$1,573

(a)
Effective at the beginning of its first quarter of fiscal 2014, HP implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes include (i) transferring the HP Exstream business from the Commercial Hardware business unit within the Printing segment to the Software segment; (ii) transferring the Personal Systems trade and warranty support business from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment; (iii) transferring the spare and replacement parts business supporting the Personal Systems and Printing segments from the Technology Services business unit within the Enterprise Group segment to the Other business unit within the Personal Systems segment and the Commercial Hardware business unit within the Printing segment, respectively; and (iv) transferring certain cloud-related incubation activities previously reported in Corporate and unallocated costs and eliminations and in the Enterprise Group segment to the Corporate Investments segment. In addition, HP transferred certain intrasegment eliminations from the Enterprise Services segment and the Enterprise Group segment to corporate intersegment revenue eliminations.

HP reflected these changes to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of revenue among the Personal Systems, Printing, the Enterprise Group, Enterprise Services and Software segments. These changes also resulted in the transfer of operating profit among the Personal Systems, Printing, the Enterprise Group, Software and Corporate Investments segments. These changes had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.